EXHIBIT 10.5

UNDERTAKING AND AFFIRMATION

The Board of Directors of Computer Software Innovations, Inc.

Re: Undertaking to repay expenses advanced and affirmation of facts

Ladies and Gentlemen:

This Undertaking and Affirmation is provided to you pursuant to my rights and obligations under applicable corporate law relating to advancement of litigation-related expenses and my possible right to indemnification for litigation expenses incurred by me. This is all related to the current lawsuit brought by Integrated Tek Solutions, Inc. against, among others, Computer Software Innovations, Inc., a Delaware corporation (“CSI”, which shall include in this Undertaking and Affirmation the predecessor entity) and me, such amended lawsuit complaint dated May 23, 2005 (the “Proceeding”).

I am subject to the Proceeding at least in part by reason of my status as an officer or director, or prior officer or director, of CSI. I acknowledge that CSI has previously paid for the joint defense of the Proceeding, and I ask for the continued advance of reasonable legal expenses incurred by me or CSI on my behalf in connection with the defense of the Proceeding (the “Advanced Expenses”). I undertake to repay any Advanced Expenses incurred prior to or subsequent to this Undertaking and Affirmation if it is ultimately determined that I am not entitled to be indemnified by CSI.

I hereby affirm that with respect to all matters related to the Proceeding, I acted and will continue to act in good faith and (i) in my official capacity in a manner I reasonably believed or believe to be in the best interests of CSI; and (ii) in all other capacities in a manner I reasonably believed or believe to be in or not opposed to the best interests of CSI. In consideration of the Advanced Expenses, I agree that if, in connection with the Proceeding, it is established that (1) in my official capacity I did not act in a manner I reasonably believed to be in the best interests of CSI; or (2) in any other capacity I did not act in a manner I reasonably believed to be in or not opposed to the best interests of CSI; then I shall promptly reimburse the portion of the Advanced Expenses fairly apportioned to me for that failure.

In addition, I hereby consent to and support the continued joint defense of the Proceeding by CSI, myself, and other current and former officers and directors of CSI. I reserve the right to request separate counsel in the Proceeding at any point that I deem it prudent and acknowledge the right of CSI to do likewise.

IN WITNESS WHEREOF, I have executed this Undertaking and Affirmation on this      day of             , 2005.

WITNESS:	PARTY:

Name:	Name:

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